Exhibit 10.2

CREDIT LOAN NOTE
$4,150,000.00
Due Date: November 30, 2018
Dated: May 30, 2014
FOR VALUE RECEIVED, the undersigned ("Borrower), promises to pay to the order of UTICA LEASECO, LLC, a Florida limited liability company (the "Lender"), at its office at 44225 Utica Road, Utica, Michigan 48317, or at such other place as Lender may designate in writing, the principal sum of Four Million One Hundred Fifty Thousand and No/100 ($4,150,000.00) Dollars, or such lesser sum as shall have been advanced by Lender to Borrower pursuant to that certain Loan and Security Agreement dated as of May 28, 2014, between Borrower and Lender (which, together with all amendments and modifications thereof, is hereinafter referred to as the "Loan Agreement"), plus interest as hereinafter provided, all lawful money of the United States of America, in accordance with the terms hereof. Capitalized terms not defined herein have the meanings assigned to them in the Loan Agreement.

The interest rate on the unpaid principal balance of the Credit Loan Note (“Note”) shall be an amount equal to the Base Interest Rate plus seven and one-half (7.5%) percent, with the Base Interest Rate to be adjusted based upon movements in that rate (the “Interest Rate”). For purposes of this Note, “Base Interest Rate” means the greater of: (i) three and three-tenths (3.3%) percent; and (ii) the 6 Month LIBOR interest rate. The 6 Month LIBOR interest rate is the rate of interest determined by Lender at which deposits in United States dollars are offered for a six (6) month period as of the last day of May (for adjusted payments effective after June 30) and the last day of November (for adjusted payments effective after December 31) as determined from the Wall Street Journal website www.wsjprimerate.us/libor/index.html, or its equivalent. Interest shall be computed on the aggregate principal balance outstanding from time to time on the basis of a three hundred sixty (360) day year, but shall be charged for the actual number of days within the period for which interest is being charged.

The Borrower shall repay the Note in fifty-four (54) consecutive monthly installments computed as follows: (i) fifty-four (54) equal payments of Seventy Six Thousand Eight Hundred Fifty-One and 85/100 ($76,851.85) Dollars each, plus (ii) fifty-four (54) payments of an amount equal to the Interest Rate multiplied by the declining balance of the principal of the Note, commencing June 30, 2014. Attached is a Schedule to illustrate the Note amortization in monthly installments assuming that the Interest Rate did not change during the term of the Note and assuming that no event of Default specified in the Loan Agreement has occurred during the term of the Note or Loan Agreement.

Borrower expressly assumes all risks of loss or delay in the delivery of any payments made by mail, and no course of conduct or dealing shall affect Borrower's assumption of these risks. Borrower shall pay to Lender a late charge of: (i) five (5%) percent of any monthly payment not received by Lender within ten (10) calendar days after said payment is due, plus (ii) an additional one (1%) percent of any monthly payment not received by Lender each thirty (30) days thereafter said payment has not been paid; which late charge shall be payable on the next monthly payment date or on demand. Upon the Due Date or upon the occurrence of any Default specified in the Loan Agreement, Lender, without prior notice to Borrower, may declare the entire unpaid principal balance of this Note and all accrued interest, together with all other indebtedness of Borrower to Lender, to be immediately due and payable. Upon the occurrence of any Default specified in the Loan Agreement and while such Default is continuing, the unpaid principal balance of this Note shall bear interest at a rate determined by substituting ten and one-half (10.5%) percent for the seven and one-half (7.5%) percent number in the calculation of the Interest Rate. Borrower agrees to pay all of the Lender's costs incurred in the collection of this Note as provided in the Loan Agreement.

Borrower shall pay to Lender, when due, the amount, if any, necessary to pay the Annual Re-Inspection Fee as set forth in the Loan Agreement. At such time as Borrower pays the balance of the Note, Borrower shall pay to Lender the Deferred Interest as set forth in the Loan Agreement. In the event of a Default specified in the Loan Agreement, Borrower shall pay to Lender all amounts set forth in the Loan Agreement, including but not limited to the amounts set forth in Section 2.E. In addition, Borrower shall pay to Lender: (i) upon the execution of this Note, the Security Deposit as set forth in the Loan Agreement; and (ii) a Fifty and No/100 ($50.00) Dollar charge for any checks returned due to insufficient funds.

Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. Upon any Default, neither the failure of the Lender promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Lender to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder, shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

Borrower and all endorsees, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, and Lender diligence in collection or bringing suit, and do hereby consent to any and all extensions of time, renewals, waivers or modifications as may be granted by Lender with respect to payment or any other provisions of this Note, and to the release of any Collateral or any part thereof, with or without substitution. The liability of Borrower under this Note shall be absolute and unconditional, without regard to the liability of any other party. This Note and all rights and obligations hereunder shall be governed by the laws of the State of Michigan without any regard to any conflict of laws provisions.

In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable hereto, Lender shall either, in its sole discretion, promptly apply such amounts to the principal due hereunder or refund such amount to Borrower and the provisions herein shall be deemed amended to provide for such permissible rate.

BORROWER WAIVES ITS RIGHT TO A JURY TRIAL AND FURTHER AGREES THAT THE BEST FORUM FOR HEARING ANY CLAIM, DISPUTE OR LAWSUIT, IF ANY, ARISING IN CONNECTION WITH THIS NOTE OR ITS
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RELATIONSHIP WITH LENDER, SHALL BE A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.
Borrower hereby irrevocably submits to the exclusive jurisdiction of the Macomb County Circuit Court of the State of Michigan in any action or proceeding arising out of or relating to this Note and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding brought in Macomb County Circuit Court (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to Borrower in accordance with the Notice provisions in the Loan Agreement.

This Note is issued pursuant to the terms of the Loan Agreement and is secured by the Collateral, as defined in the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement are hereby made a part of this Note and are hereby incorporated by reference.

"BORROWER"
RANOR, INC. a Delaware corporation
By: /s/ Robert Francis
Robert Francis
Its: President

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